UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2023

PERIMETER SOLUTIONS, SA
(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	001-41027	98-1632942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)
12E rue Guillaume Kroll, L-1882 Luxembourg
Grand Duchy of Luxembourg
352 2668 62-1
(Address of principal executive offices, including zip code)
(314) 396-7343
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $1.00 per share	PRM	New York Stock Exchange
Warrants for Ordinary Shares	PRMFF	OTC Markets Group Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b), (c)
Pursuant to a mutual agreement with Perimeter Solutions, SA (the “Company”), Charles Kropp will no longer serve as Chief Financial Officer or Principal Accounting Officer of the Company effective November 16, 2023. Kyle Sable, 42, will be promoted to Chief Financial Officer (and Principal Accounting Officer), effective upon Mr. Kropp’s departure. Since May 2022, Mr. Sable has served as Vice President, Strategy and Corporate Development for the Company, and has been responsible for leading mergers & acquisitions, capital markets, and strategy activities. Prior to joining the Company, Mr. Sable served as a Principal for Banbury Partners from April 2014 until September 2021, an investment fund based in Charlotte, North Carolina. Mr. Sable has more than 20 years of investing and strategy experience in private and public companies across several Tiger Management-heritage investment funds, Bain Capital and Bain & Company. Mr. Sable holds a Bachelor of Business Administration with High Distinction from the University of Michigan and a Master of Business Administration with Distinction from Harvard Business School.
In connection with his departure, Mr. Kropp and the Company will enter into a Separation and Release Agreement (the “Separation Agreement”), pursuant to which, in exchange for a general release of claims and certain restrictive covenants, Mr. Kropp is expected to receive a severance amount equal to: (i) 1.25 times his annual base salary; (ii) his target bonus for fiscal year 2023; plus (iii) the Company’s portion of the applicable premiums for COBRA continuation coverage for 15 months. In addition, the Separation Agreement is expected to provide that, with respect to the 602,917 performance-based options granted to Mr. Kropp under the Company’s 2021 Equity Incentive Plan (the “Plan”), (a) 2,917 of the options have vested; (b) 240,000 of the options will remain eligible for vesting based on fiscal year 2023 performance; and (c) the remaining 360,000 options will be forfeited. Mr. Kropp’s departure is not the result of any dispute or disagreement with the Company, including with respect to any matters relating to the Company’s accounting practices or financial reporting.
In connection with his appointment as Chief Financial Officer, Mr. Sable and the Company have entered into an Employment Agreement (the “Employment Agreement”), pursuant to which Mr. Sable is entitled to an annual base salary of $330,000 and a target annual bonus equal to 50% of his annual base salary. The terms and conditions of the Employment Agreement are otherwise similar to those in the employment agreements of the other executive officers. In connection with his promotion, Mr. Sable has received an additional grant of 100,000 performance-based options under the Plan, which shall be eligible to vest based on the same performance goals for fiscal years 2023 through 2027 as those set forth in the option agreements of the other executive officers covering the same performance period.
There are no arrangements or understandings between Mr. Sable and any other persons pursuant to which Mr. Sable was selected as an executive officer of the Company. There are no family relationships between Mr. Sable and any director or executive officer of the Company and Mr. Sable does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perimeter Solutions, SA

Date: November 16, 2023	By:	/s/ Haitham Khouri
Haitham Khouri
Chief Executive Officer